UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: July 15, 2005

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 215-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Salary Increases for Named Executive Officers. On July 16, 2005 the Compensation Committee of the Board of Directors of Nuvelo, Inc. approved base salary increases for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission). The Compensation Committee annually evaluates the performance and determines the compensation of Nuvelo’s officers based on the Compensation Committee’s assessment of the individual’s performance, corporate performance and relative compensation for competitive positions in Nuvelo’s industry. These salaries may be changed at any time at the discretion of the Compensation Committee. Further, each of the named executive officers is employed “at will.”

The increased base salaries, as set forth on the attached Exhibit 10.55, will be effective on August 1, 2005. Exhibit 10.55 is incorporated herein by reference.

Modification of Loan and Security Agreement with Silicon Valley Bank. On July 18, 2005 we effected a first amendment to modify our August 31, 2004 Loan and Security Agreement with Silicon Valley Bank, or SVB. This first amendment increases the revolving credit line facility from $4.0 million to $8.0 million and extends the facility through August 29, 2006. We have yet to draw-down any of the funds available under this revolving credit line; however, the original $4.0 million facility is currently being used to collateralize a $4.0 million letter of credit issued to the Irvine Company related to the lease for the facility at 985 Almanor Avenue in Sunnyvale, California. Of the $4.0 million increase to the credit facility, $2.0 million will be used to collateralize an additional $2.0 million letter of credit to be issued to the Irvine Company related to the 985 Almanor Avenue lease, in order to replace a guarantee made by Dr. George Rathmann, the Chairman of our Board of Directors. A further $1.7 million will be used as collateral for approximately $16.7 million worth of foreign exchange hedge contracts that we have entered into with SVB. The remainder will be used for working capital or other general business requirements.

A copy of this first amendment, dated July 18, 2005, is attached hereto as Exhibit 10.56 and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information under Item 1.01 of this Current Report on Form 8-K, under the title “Modification of Loan and Security Agreement with Silicon Valley Bank,” is incorporated by reference into this Item 2.03.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 15, 2005, Kimberly Popovits became a director of Nuvelo. Ms. Popovits was appointed to fill a vacant board seat and will serve as a Class III director until Nuvelo’s 2008 annual stockholders’ meeting.

A copy of the press release further describing this change is attached as Exhibit 99.1 to this report and is incorporated herein by reference. Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in that press release of a reference to our Internet address shall, under any circumstances, be deemed to incorporate the information available at our Internet address into this Current Report on Form 8-K. The information available at our Internet address is not part of this Current Report on Form 8-K or any other report filed by us with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description
10.55	Base Salaries for Named Executive Officers, effective August 1, 2005.

10.56	First Amendment to Loan and Security Agreement, date July 18, 2005, between Silicon Valley Bank and Nuvelo, Inc.

99.1	Press Release titled “Genomic Health President Kimberly Popovits Joins Nuvelo Board of Directors,” dated July 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President, Chief Financial Officer, and General Counsel

Dated: July 20, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.55	Base Salaries for Named Executive Officers, effective August 1, 2005.

10.56	First Amendment to Loan and Security Agreement, dated July 18, 2005, between Silicon Valley Bank and Nuvelo, Inc.

99.1	Press Release titled “Genomic Health President Kimberly Popovits Joins Nuvelo Board of Directors,” dated July 19, 2005.